UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2013

ENDEV HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52961	20-3356659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

36 Lombard Street, Suite 700, Toronto, Ontario, Canada, M5C 2X3

(Address of Principal Executive Offices)

(416) 941-9069

(Issuer's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 7.01	Regulation FD Disclosure

Item 9.01	Financial Statements and Exhibits

SIGNATURES

Exhibit 99.1

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On April 3, 2013, the Board of Directors of EnDev Holdings Inc. (the “Company”) appointed Martin Doane to serve as the Company’s President, CEO and Chairman with a mandate to position the Company in the digital media sector, with an initial focus on mobile media. Mr. Raniero Corsini, will continue to serve as the Company’s CFO and Treasurer and will assume the position of Secretary.

There was no arrangement or understanding between Mr. Doane and any other person(s) to which he was selected as President, Chief Executive Officer and Chairman. There are no existing family relationships between Mr. Doane and any director or executive officer. There have been no related party transactions between Mr. Doane and the Company since August 1, 2012, or any currently proposed transaction in which Mr. Doane was or is to be a party and the amount involved exceeds $120,000, and in which Mr. Doane had or will have a direct or indirect material interest.

There are no material plans, contracts or arrangements (whether or not written) to which Mr. Doane is a party or in which Mr. Doane participates that is entered into, nor any material amendment in connection with the appointment of Mr. Doane, nor any grant or award to Mr. Doane or modification thereto, under any such plan, contract or arrangement in connection with the appointment of Martin Doane as President, Chief Executive Officer and Chairman.

ITEM 7.01	REGULATION FD DISCLOSURE

On April 3, 2013, EnDev Holdings Inc. issued a press release pertaining to the formation of a newly established Advisory Board to assist management in developing the Company’s operational strategies and to help identify potential acquisitions in the digital media sector. The Company appointed Ira Rubenstein to the Advisory Board to assist Mr. Doane and the Company.

A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Exhibit No.	Document Description

99.1	Press Release issued April 3, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDEV HOLDINGS INC.

April 8, 2013

 /s/ Raniero Corsini

Raniero Corsini

Director